UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2018

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14269 N. 87th Street, #205 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (877) 360-8839

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 14, 2018, Zoned Properties, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the following directors were elected to the Company’s Board of Directors: Bryan McLaren, Derek Overstreet, Art Friedman, Alex McLaren, MD, and David G. Honaman. All directors will serve until the Company’s next annual meeting or until their successors shall have been duly elected and qualified and elected.

The votes with respect to each nominee and with respect to the other matter voted on by stockholders at the Annual Meeting are set forth below.

Proposal No. 1:

Election of directors

	FOR	WITHHELD	BROKER NON-VOTES
Bryan McLaren	109,960,847	21,430	2,943,439
Derek Overstreet	109,973,612	8,665	2,943,439
Art Friedman	109,972,551	9,726	2,943,439
Alex McLaren, MD	109,960,351	21,926	2,943,439
David G. Honaman	109,974,111	8,166	2,943,439

Proposal No. 2:

Ratification of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018

FOR	AGAINST	ABSTAIN
112,821,677	77,007	27,032

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: May 16, 2018	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer

2